I, Alberto Sangiovanni-Vincentelli, hereby authorize Michael J. Fister, William

Porter, R.L. Smith McKeithen or James J. Cowie of Cadence Design Systems, Inc.,

a Delaware corporation (the "Company"), to sign and file on my behalf the

Initial Statement of Beneficial Ownership of Securities on Form 3, Statements of

Changes in Beneficial Ownership on Forms 4 and 5, and any Amendments and

applications thereto, to be filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934 relating to my beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This authorization shall remain in effect until I am no longer required to file forms under Section 16(a) with respect to the Company's securities, unless earlier revoked in writing delivered to the foregoing attorneys-in-fact.

_/s/ Alberto Sangiovanni-Vincentelli                     August 27, 2007

   Alberto Sangiovanni-Vincentelli

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